Registration No. _________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                             -----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                                NETWORK SIX, INC.
             (Exact Name of registrant as specified in its charter)

         Rhode Island                                       05-036-6090
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)

         475 Kilvert Street, Warwick, Rhode Island 02886 (401) 732-9000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             -----------------------

                            Constantine G. Papavizas
                                Winston & Strawn
                               1400 L Street, N.W.
                           Washington, D.C. 20005-3502
                                 (202) 371-5700
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -----------------------

                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                        1993 INCENTIVE STOCK OPTION PLAN
                              RESTRICTED STOCK PLAN
                            (Full title of the plans)

                             -----------------------

                              CALCULATION OF REGISTRATION FEE

                                                              Proposed
Title of each                             Proposed            maximum
class of securities   Amount to be    offering price per      aggregate          Amount of
to be registered      registered          share(1)        offering price(1)  registration fee
--------------------  --------------  ------------------  -----------------  ----------------
Common Stock,         292,570 shares  $             3.38  $         988,887  $         261.07
 .10 Par Value
--------------------  --------------  ------------------  -----------------  ----------------

(1)     Estimated  solely for the purpose of calculating the registration fee, pursuant to
        Rule 457 under the Securities Act of 1933, on the basis of the average of the high and  low prices  for  the  Common  Stock  on September 6, 2000, as reported by the
        NASDAQ SmallCap Market.

(2)     An  additional  400,000  shares of Common Stock were previously registered and are being  carried  forward  in  accordance  with Rule 429 under the Securities Act of
        1933.  A  registration  fee  in  the  amount  of  $103.45  was  previously paid in connection with the prior registration of such 400,000  shares  of  Common  Stock.

        This registration statement constitutes a combined prospectus as such term is used in Rule 429 under the Act.  The earlier filed registration statement to which this registration  statement  relates  is  Registration  No.  333-17033.

                           EXHIBIT INDEX IS ON PAGE 10.

================================================================================

                                     PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN  INFORMATION.

     Omitted. The information or document(s) containing the information required by this Item will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933.

ITEM 2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL
         INFORMATION.

     Omitted. The information or document(s) containing the information required by this Item will be sent or given employees as specified by Rule 428 under the Securities Act of 1933.


                                     PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     Network  Six,  Inc. ("Network Six" or the "Company") hereby incorporates by
                           -----------          -------
reference into this registration statement the following documents filed by it with the Securities and Exchange Commission (the "Commission"):
                                                         ----------

     (a) Annual Report on Form 10-K for the year ended December 31, 1999 (filed on March 29, 2000);

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed on May 1, 2000.

     (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed on August 1, 2000.

     (d) Current Reports on Form 8-K filed on February 29, 2000; March 16, 2000; March 30, 2000, April 25, 2000, July 12, 2000, July 20, 2000 and
          July 28, 2000.

     (e) The description of the Company's Common, $0.10 par value, contained in the Company's Registration Statement on Form 10 filed with the Commission on April 21, 1993

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Network Six will provide without charge to any participant in its Non-Employee Director Stock Option Plan, 1993 Incentive Stock Option Plan, or Restricted Stock Option Plan copies of any or all the foregoing documents
(excluding the exhibits to such documents) upon oral or written request for them. Requests should be directed to James J. Ferry, Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary, Network Six, Inc., 475 Kilvert Street, Warwick, RI 02886, telephone number (401) 732-9000, facsimile number (401) 732-9009.

ITEM 4.  DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM 5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  applicable.

ITEM 6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Company's Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her duties as a director. There are four exceptions. These include: (i) liability for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability imposed pursuant to Section 43 of the Rhode Island Business Corporation Act, as amended; and (iv) liability for any transaction from which the director derived an improper personal benefit (unless
Section 37.1 of the Rhode Island Business Corporation Act, as amended, permits the transaction). The Company's Articles of Incorporation further provide that, if the Rhode Island Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Rhode Island Business Corporation Act. Finally, the Company's Articles of Incorporation provide that no repeal or modification of the foregoing limitations on director liability by the Company shall adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

     The Company's Bylaws provide that the Company shall, subject to certain conditions, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding. The person must, however, have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, have had no reasonable cause to believe his conduct was unlawful. The Company's Bylaws further provide that the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person believed his conduct to be against, or opposed to, the best interests of the Company, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

     The Company's Bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. The person must, however, have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. Also, no indemnification may be made pursuant to such provision in respect of any claim, issue, or matter as to which the person was adjudged liable for negligence or misconduct in the performance of his duty to the Company unless, and then only to the extent that, a court of equity or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which such court of equity or other court deems proper.

     The Company's Bylaws further provide that, unless ordered by a court, indemnification shall be made pursuant to the foregoing provisions, whether or not the action, suit, or proceeding is brought by or in the right of the Company, only as authorized in the specific case upon determination that indemnification is proper because the applicable standards of conduct were met. The determination is to be made by (1) majority vote of a quorum of directors not party to the action or suit, (2) absent such a quorum or if so directed by the quorum, by independent legal counsel by written opinion, or (3) by the stockholders. Directors, officers, employees, and agents are, however, entitled automatically to indemnification against expenses, including attorneys' fees, if they are successful, on the merits or otherwise, in defense of the action, suit, or proceeding.

     Finally, the Company's Bylaws permit the Company to pay expenses incurred by directors, officers, employees, and agents defending themselves as authorized by the Board of Directors in the specific case. The director, officer, employee, or agent must furnish an undertaking to repay the amounts advanced for such purposes unless it is ultimately determined that he is entitled to be indemnified by the Company. The undertaking need not be secured and ability to repay need not be demonstrated.

ITEM 7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM 8.  EXHIBITS.

     4.1  1993  Incentive  Stock  Option  Plan  as  Restated  on  May  12, 2000.

     4.2  Non-Employee  Director  Stock Option Plan as Restated on May 29, 2000.

     4.3  Restricted  Stock  Plan dated June 10, 1998.

     5.1  Opinion  of counsel as to the legality of securities being registered.

     23.1  Consent  of  Sansiveri,  Kimball  &  McNamee,  L.L.P.

     23.2  Consent  of  Gaebe & Kezirian (included as part of Exhibit 5.1).

ITEM 9.  UNDERTAKINGS.

     a.  Network  Six  hereby  undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Network Six hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     EXPERTS

     The financial statements of Network Six, at and for its fiscal years ended December 31, 1997, 1998, and 1999 have been incorporated by reference herein in reliance upon the report of Sansiveri, Kimball & McNamee, L.L.P., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                            (Continued on next page.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, Rhode Island on the 6th day of September, 2000.

                              Network  Six,  Inc.

                              By:  /s/  James  J.  Ferry
                                   ---------------------
                                   James  J.  Ferry
                                   Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary
                                   (Principal  Financial  and
                                   Accounting  Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                       TITLE                            DATE
/s/ Kenneth C. Kirsch      Chairman, President,                              September 6, 2000
-------------------------
Kenneth C. Kirsch          Chief Executive Officer
and Director
(Principal Executive
Officer)

/s/ James J. Ferry         Vice President of Finance and Administration,     September 6, 2000
-------------------------
James J. Ferry             Chief Financial Officer, Treasurer and Secretary
(Principal Financial and
Accounting Officer)

/s/ Donna J. Guido         Director                                          September 6, 2000
-------------------------
Donna J. Guido

/s/ Henry N. Huta          Director                                          September 6, 2000
-------------------------
Henry N. Huta

/s/ Edward J. Braks        Director                                          September 6, 2000
-------------------------
Edward J. Braks


                                        8

/s/ Owen S. Crihfield      Director                                          September 6, 2000
-------------------------
Owen S. Crihfield

/s/ Thomas J. Berardino    Director                                          September 6, 2000
-------------------------
Thomas J. Berardino

                                INDEX TO EXHIBITS


EXHIBIT    DESCRIPTION
NUMBER
--------------------------------------------------------------------------------

      4.1    1993 Incentive Stock Option Plan as Restated on May 12, 2000.

      4.2 Non-Employee Director Stock Option Plan as Restated on May 29, 2000.

      4.3    Restricted Stock Plan dated June 10, 1998.

      5.1 Opinion of counsel as to the legality of securities being registered.

     23.1    Consent of Sansiveri, Kimball & McNamee, L.L.P.

     23.2    Consent of Gaebe & Kezirian (included as part of Exhibit 5.1).